EXHIBIT 99.1



FOR IMMEDIATE RELEASE

HEARING REQUESTED BY EVTC, INC. FOR CONTINUED LISTING OF ITS SECURITIES WITH THE NASDAQ STOCK MARKET

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NEW YORK, January 30, 2002 - EVTC, Inc. (Nasdaq: EVTC) announced today that it has requested a hearing with The Nasdaq Stock Market appealing a notice from the staff to delist the Company's securities, absent any such appeal. Pending a determination following the requested hearing, any delisting action will be stayed and the Company's securities will continue to be traded on The Nasdaq Stock Market

By that letter dated January 23, 2002, The Nasdaq Stock Market staff notified the Company that the Company had failed to hold an annual shareholders' meeting or solicit a proxy statement for such a meeting in compliance with the requirements for continued inclusion with The Nasdaq Stock Market under Marketplace Rules 4350(e) and (g). In addition, the Company was informed that it had an outstanding fee owing for the listing of certain shares at variance with Marketplace Rule 4310(c)(13).

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: All statements, other than historical facts, included in the foregoing news release regarding the Company's business strategy and plans of management for future operations are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which include, but are not limited to, words such as "expect," "anticipate," "estimate," "belief," "approximate" and "intend" are based on management's beliefs and assumptions, and on information currently available to management. Forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the Company's ability to successfully implement its business plan and integrate any proposed and future acquisitions, any uncertainties relating to business and economic conditions in markets in which the Company operates; any uncertainties relating to customer plans and commitments; the timely development and market acceptance of the Company's products and technologies; possible product defects and product liability, dependence on intellectual property rights, the competitive environment in which the Company operates and other risks detailed from time to time in the Company's public filings.